Exhibit 99.1

Verso Corporation Announces Senior Leadership Changes

Adam St. John – President and Chief Executive Officer

Aaron D. Haas – Senior Vice President of Sales and Marketing

MIAMISBURG, Ohio, March 13, 2020 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today announced that its Board of Directors has elected Verso's Chief Executive Officer, Adam St. John, to serve also as the company's President, effective immediately.

In addition, the Board has elected Aaron D. Haas to serve as Verso's Senior Vice President, Sales and Marketing, effective immediately. In this position, Mr. Haas joins the Company's senior leadership team, with responsibility for leading the company's strategic and tactical sales and marketing initiatives.

"On behalf of our senior leadership team, I am extremely pleased to have Aaron lead our Sales and Marketing organization," said President and Chief Executive Officer Adam St. John. "Aaron has a proven exceptional ability to lead various teams within Verso and has extensive paper industry knowledge and sales and marketing experience. We expect a smooth transition for our employees and customers, as Aaron is already deeply engaged with our Sales and Marketing and senior leadership teams and is very familiar with many of our customers from prior roles."

Mr. Haas's previous leadership experience at Verso and its predecessor companies includes Director of Product Management; Vice President, Marketing Services; Vice President, Commercial Print; Vice President, Marketing; and most recently Vice President, Supply Chain Management.

Mr. Haas holds a master's degree from the University of Wisconsin in Madison, Wisconsin, and a bachelor's degree from Lawrence University in Appleton, Wisconsin.

About Verso Corporation
Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward Looking Statements
In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2019 and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Investor contact: investor.relations@versoco.com, 937-528-3220, or Media contact: Shawn Hall, Director, Communications, 937-528-3700, shawn.hall@versoco.com